Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Forest Laboratories, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 23, 2013, relating to the consolidated financial statements, the effectiveness of Forest Laboratories, Inc.’s internal control over financial reporting, and schedules of Forest Laboratories, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013 filed with the Securities and Exchange Commission.

/s/ BDO USA, LLP
BDO USA, LLP
New York, New York
September 18, 2013